UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026

SINTX Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South

Salt Lake City, UT 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SINT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2026, Sintx Technologies, Inc. (the “Company”) and MedTech Ceramics, LP (the “Holder”) finalized execution of a letter agreement (the “Letter Agreement”) providing for the disposition of 507,254 shares of Common Stock held in abeyance following the Company’s September 2025 warrant inducement transaction, and to cancel and replace an existing warrant held by the Holder. The Company and the Holder agreed that (i) the Company will promptly issue to the Holder 255,267 shares of Common Stock from abeyance (the “Released Shares”) for no additional consideration, as the applicable consideration was previously paid; (ii) the remaining 251,987 abeyance shares will be replaced by a pre-funded common stock purchase warrant covering the same number of shares (the “Pre-Funded Warrant”), also for no additional consideration; and (iii) the Holder’s existing September 2025 warrant to purchase 760,881 shares will be cancelled and replaced with a new common stock purchase warrant to purchase 1,268,135 shares at $2.14 per share (the “New Warrant”). The Company has agreed to file a resale registration statement covering the shares issuable upon exercise of the New Warrant within 45 days.

The Company entered into the Letter Agreement as part of its ongoing efforts to manage its capital structure and address the balance sheet treatment of the Released Shares. The Company expects that the transactions contemplated by the Letter Agreement may support its efforts to improve its stockholders’ equity position, although the Company’s stockholders’ equity will continue to depend on its overall financial condition and results of operations.

The Pre-Funded Warrant has no fixed expiration date and remains outstanding until exercised in full. The exercise price was pre-funded in full in connection with the September 2025 warrant inducement transaction, so no additional cash consideration is required upon exercise. The Pre-Funded Warrant is exercisable via a cashless mechanism and is subject to a 9.99% beneficial ownership limitation. Standard adjustment provisions apply for stock splits, dividends, and fundamental transactions.

The New Warrant expires five years from the date of issuance. The New Warrant is exercisable for cash or, if no effective registration statement is available after 90 days, by cashless exercise, and is subject to a 9.99% beneficial ownership limitation. The exercise price is subject to full-ratchet downward adjustment in any dilutive equity financing, subject to stockholder approval to the extent required by Nasdaq Listing Rule 5635(d). Standard anti-dilution and fundamental transaction provisions also apply.

The issuances are intended to be exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) and/or Regulation D. The foregoing summaries of the Letter Agreement, Pre-Funded Warrant, and New Warrant are qualified in their entirety by reference to the Letter Agreement, Pre-Funded Warrant, and New Warrant filed as Exhibit 10.1, 4.1, and 4.2, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Stock Purchase Warrant
4.2	Form of Common Stock Purchase Warrant
10.1	Letter Agreement dated June 19, 2026, effective June 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINTX Technologies, Inc.

Date:	July 2, 2026	By:	/s/ Eric K. Olson
Eric K. Olson
Chief Executive Officer